Exhibit 99.1

SkyWater Technology Reports First Quarter 2023 Results
Record Revenues for Q1 2023
BLOOMINGTON, Minn., – May 8, 2023 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the first quarter 2023, ended April 2, 2023.
Highlights for Q1 2023:
•Revenue increased 37% year-over-year to a record $66.1 million.
•Gross margin increased to 24.9% on a GAAP basis, compared to (2.0)% in Q1 2022, and increased to 25.8% on a non-GAAP basis, compared to 1.1% in Q1 2022.
•Net loss to shareholders of $4.3 million, or $(0.10) per share on a GAAP basis, and net loss to shareholders of $2.5 million, or $(0.06) per share on a non-GAAP basis, compared to net loss to shareholders of $16.6 million, or $(0.42) per share on a GAAP basis, and net loss to shareholders $13.0 million, or $(0.33) per share on a non-GAAP basis in Q1 2022.
•Adjusted EBITDA of $8.1 million, or 12.3% of revenue, compared to $(4.8) million, or (10.0)% of revenue in Q1 2022.
“We are pleased to report a strong start to 2023, as we set another record for quarterly revenues,” commented Thomas Sonderman, SkyWater president and chief executive officer. “Q1 revenues exceeded our expectations going into the quarter, chiefly due to increased demand and urgency on multiple existing aerospace and defense programs. As we continue to demonstrate our ability to execute on several critical programs, in Q1 we were awarded extensions and expansions of several key contract awards, and as a result we have entered 2023 with an increased program scope on multiple defense initiatives. While this accelerated demand from government programs has been partially offset by further weakening in the commercial business environment year to date, our diversified portfolio and strong execution in the quarter provides us with continued confidence in our ability to approach our long-term annual revenue growth objective of 25% in 2023, in spite of the overall macro headwinds and softening semiconductor demand environment.”
Q1 Business Highlights:
•Record revenues exceeded expectations due to accelerated demand and expanded scope of multiple U.S. government contract awards year to date.
•Gross margin expansion ahead of schedule as a result of flow-through performance ahead of expectations, with strong adjusted EBITDA equal to 12% of quarterly revenues.
•Continued to make progress on the productization and qualification of SkyWater’s 90nm RadHard platform to prepare for the planned production ramp in 2025.
•Expanded development agreement with PsiQuantum to produce silicon photonic chips that will become part of future quantum computing systems.
•Continued confidence in securing CHIPS Act funding to further expand the capabilities at our existing sites in Minnesota and Florida, while transforming the industry with our unique Purdue partnership.

Q1 2023 Summary:

GAAP
In USD millions, except per share data	Q1 23	Q1 22	Y/Y	Q4 22	Q/Q
Advanced Technology Services revenue	$48.3	$26.6	82%	$47.9	1%
Wafer Services revenue	$17.8	$21.5	(17)%	$17.2	3%
Revenue	$66.1	$48.1	37%	$65.1	2%
Gross profit (loss)	$16.5	$(0.9)	nm	$16.6	(1)%
Gross margin	24.9%	(2.0)%	nm	25.4%	(50) bps
Net loss to shareholders	$(4.3)	$(16.6)	74%	$(3.0)	(41)%
Basic loss per share	$(0.10)	$(0.42)	76%	$(0.07)	(43)%

Non-GAAP
In USD millions, except per share data	Q1 23	Q1 22	Y/Y	Q4 22	Q/Q
Non-GAAP gross profit	$16.9	$0.5	3118%	$17.0	(1)%
Non-GAAP gross margin	25.8%	1.1%	2,470 bps	26.2%	(40) bps
Non-GAAP net loss to shareholders	$(2.5)	$(13.0)	81%	$(1.4)	(72)%
Non-GAAP basic loss per share	$(0.06)	$(0.33)	82%	$(0.03)	(100)%
Adjusted EBITDA	$8.1	$(4.8)	nm	$10.3	(22)%
Adjusted EBITDA margin	12.3%	(10.0)%	nm	15.9%	(360) bps
nm - Not meaningful
Q1 2023 Results:
•Revenue: Revenue of $66.1 million increased 37% year-over-year. Advanced Technology Services revenue of $48.3 million increased 82% year-over-year driven by continued momentum with key customers in the Aerospace & Defense sector. Advanced Technology Services revenue contained $0.5 million of tool revenue in the first quarter of 2023 and $1.0 million in the first quarter of 2022. Wafer Services revenue of $17.8 million decreased (17)% compared to the first quarter of 2022 driven by the GAAP accounting treatment of a revised large customer contract, which resulted in immediate revenue recognition of $8.2 million of work-in-process wafer inventory in the first quarter of 2022.
•Gross Profit (Loss): GAAP gross profit was $16.5 million, or 24.9% of revenue, compared to gross loss of $0.9 million, or (2.0)% of revenue, in the first quarter of 2022. Non-GAAP gross profit was $16.9 million, or 25.8% of revenue, compared to non-GAAP gross profit of $0.5 million, or 1.1% of revenue, in the first quarter of 2022.
•Net Loss: GAAP net loss to shareholders of $4.3 million, or $(0.10) per share, compared to a net loss to shareholders of $16.6 million, or $(0.42) per share, in the first quarter of 2022. Non-GAAP net loss to shareholders of $2.5 million, or $(0.06) per share, compared to a non-GAAP net loss to shareholders of $13.0 million, or $(0.33) per share, in the first quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA was $8.1 million, or 12.3% of revenue, compared to $(4.8) million, or (10.0)% of revenue, in the first quarter of 2022.
•Balance Sheet: Cash and cash equivalents of $13.8 million compared to $30.0 million on January 1, 2023.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call on Monday, May 8, 2023, at 3:30 p.m. CT to discuss its first quarter 2023 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, ROICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the fiscal quarter ended April 2, 2023 are preliminary, unaudited and subject to the finalization of the Company’s first quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2023 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	April 2, 2023	January 1, 2023
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$13,840	$30,025
Accounts receivable, net	67,016	62,670
Inventories	14,366	13,397
Prepaid expenses and other current assets	12,457	10,290
Income tax receivable	169	169
Total current assets	107,848	116,551
Property and equipment, net	175,368	179,915
Intangible assets, net	5,324	5,608
Other assets	4,286	3,690
Total assets	$292,826	$305,764
Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt	$2,021	$1,855
Accounts payable	13,931	21,102
Accrued expenses	26,264	25,212
Short-term financing, less unamortized debt issuance costs	52,213	55,817
Deferred revenue - current	28,168	28,186
Total current liabilities	122,597	132,172
Long-term liabilities:
Long-term debt, less current portion and net of unamortized debt issuance costs	35,194	35,181
Long-term incentive plan	—	1,643
Deferred revenue - long-term	62,740	67,967
Deferred income tax liability, net	1,239	1,239
Other long-term liabilities	13,584	13,585
Total long-term liabilities	112,757	119,615
Total liabilities	235,354	251,787
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value per share (80,000,000 shares authorized, zero shares issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 44,280,198 and 43,704,876 shares issued and outstanding)	443	437
Additional paid-in capital	154,764	147,304
Accumulated deficit	(98,720)	(94,072)
Total shareholders’ equity, SkyWater Technology, Inc.	56,487	53,669
Non-controlling interests	985	308
Total shareholders’ equity	57,472	53,977
Total liabilities and shareholders’ equity	$292,826	$305,764

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	April 2, 2023	January 1, 2023	April 3, 2022
	(in thousands, except share data)
Revenue	$66,094	$65,087	$48,121
Cost of revenue:
Cost of revenue	49,626	48,536	49,061
Total cost of revenue	49,626	48,536	49,061
Gross profit (loss)	16,468	16,551	(940)
Research and development	2,668	2,208	2,282
Selling, general and administrative expenses	14,895	13,040	11,690
Operating income (loss)	(1,095)	1,303	(14,912)
Other income (expense):
Loss on debt extinguishment	—	(1,101)	—
Interest expense	(2,471)	(1,794)	(1,029)
Total other income (expense)	(2,471)	(2,895)	(1,029)
Income (loss) before income taxes	(3,566)	(1,592)	(15,941)
Income tax expense (benefit)	—	852	(194)
Net income (loss)	(3,566)	(2,444)	(15,747)
Less: net income attributable to non-controlling interests	707	597	859
Net income (loss) attributable to SkyWater Technology, Inc.	$(4,273)	$(3,041)	$(16,606)
Net income (loss) per share attributable to common shareholders, basic and diluted:	$(0.10)	$(0.07)	$(0.42)
Weighted average shares used in computing net income (loss) per common share, basic and diluted:	43,817,417	42,612,763	39,861,688

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022

	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(3,566)	$(15,747)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	7,352	6,458
Amortization of debt issuance costs included in interest expense	357	172
Long-term incentive and stock-based compensation	1,853	3,216
Deferred income taxes	—	(197)
Cash paid for operating leases	(12)	(12)
Cash paid for finance leases	(212)	(88)
Provision for credit losses	2,154	—
Changes in operating assets and liabilities:
Accounts receivable	(6,875)	(86)
Inventories	(969)	(3,843)
Prepaid expenses and other assets	(2,653)	(2,139)
Accounts payable	(3,270)	4,157
Deferred revenue	(5,245)	(2,684)
Income tax receivable and payable	—	1
Net cash used in operating activities	(11,086)	(10,792)
Cash flows from investing activities:
Purchase of software and licenses	(213)	(400)
Purchases of property and equipment	(2,851)	(4,414)
Net cash used in investing activities	(3,064)	(4,814)
Cash flows from financing activities:
Draws on revolving line of credit	59,350	—
Paydowns of revolving line of credit	(63,310)	—
Net (repayment) proceeds on Revolver	—	9,392
Net proceeds from tool financing	494	—
Repayment of VIE financing	(317)	(256)
Cash paid for finance leases	(343)	(334)
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan	1,275	659
Proceeds from the issuance of common stock, net of commissions	2,696	—
Cash paid on license technology obligations	(1,850)	—
Net distributions to VIE member	(30)	(337)
Net cash (used in) provided by financing activities	(2,035)	9,124
Net change in cash and cash equivalents	(16,185)	(6,482)
Cash and cash equivalents - beginning of period	30,025	12,917
Cash and cash equivalents - end of period	$13,840	$6,435

Supplemental Revenue Information by Quarter

	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
	(in thousands)
Wafer Services revenue	$17,788	$17,211	$17,154	$17,584	$21,546
Advanced Technology Services revenue	48,306	47,876	35,172	29,823	26,575
Revenue	$66,094	$65,087	$52,326	$47,407	$48,121

Tool revenue (included in ATS revenue)	$536	$30	$219	$313	$984
Tool cost of revenue	$484	$46	$152	$200	$984
Revenue impact of new contract with significant customer (included in Wafer Services revenue)	$—	$—	$—	$—	$8,230
Cost of revenue impact of new contract with significant customer	$—	$—	$—	$—	$10,887
Non-GAAP Financial Measures
We provide supplemental, non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income (loss) before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including SkyWater Florida start-up costs and net income attributable to non-controlling interests. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance, including, but not limited to, the cost of capital, income taxes, and the historic cost bases of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	April 2, 2023	January 1, 2023	April 3, 2022
	(in thousands)
GAAP revenue	$66,094	$65,087	$48,121
Tool revenue (5)	(536)	(30)	(984)

GAAP cost of revenue	$49,626	$48,536	$49,061
Equity-based compensation (3)	(513)	(452)	(1,125)
SkyWater Florida start-up costs (2)	—	(14)	(341)
Cost of tool revenue (5)	$(484)	$(46)	$(984)
Non-GAAP cost of revenue	$48,629	$48,024	$46,611

GAAP gross profit (loss)	$16,468	$16,551	$(940)
GAAP gross margin	24.9%	25.4%	(2.0)%
Equity-based compensation (3)	513	452	1,125
SkyWater Florida start-up costs (2)	—	14	341
Tool Revenue (5)	$(536)	$(30)	$(984)
Cost of Tool Revenue (5)	484	46	984
Non-GAAP gross profit	$16,929	$17,033	$526
Non-GAAP gross margin	25.8%	26.2%	1.1%

GAAP research and development	$2,668	$2,208	$2,282
Equity-based compensation (3)	(162)	(126)	(225)
Non-GAAP research and development	$2,506	$2,082	$2,057

GAAP selling, general and administrative expenses	$14,895	$13,040	$11,690
SkyWater Florida start-up costs (2)	—	2	(61)
Equity-based compensation (3)	(1,178)	(995)	(1,866)
Non-GAAP selling, general and administrative expenses	$13,717	$12,047	$9,763

	Three Months Ended
	April 2, 2023	January 1, 2023	April 3, 2022
	(in thousands)
GAAP net loss to shareholders	$(4,273)	$(3,041)	$(16,606)
Tool revenue (5)	(536)	(30)	(984)
Cost of tool revenue (5)	484	46	984
SkyWater Florida start-up costs (2)	—	12	402
Equity-based compensation (3)	1,853	1,573	3,216
Non-GAAP net loss to shareholders	$(2,472)	$(1,440)	$(12,988)

Equity-based compensation allocation in the consolidated statements of operations (3):
Cost of revenue	$513	$452	$1,125
Research and development	162	126	225
Selling, general and administrative expenses	1,178	995	1,866
	$1,853	$1,573	$3,216

SkyWater Florida start-up costs allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$14	$341
Selling, general and administrative expenses	—	(2)	61
	$—	$12	$402

	Three Months Ended April 2, 2023
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(4,273)	(2,472)
Denominator:
Weighted-average common shares outstanding, basic and diluted	43,817	43,817
Net loss per common share, basic and diluted	$(0.10)	$(0.06)

	Three Months Ended April 3, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per unit data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(16,606)	(12,988)
Denominator:
Weighted-average common shares outstanding, basic and diluted	39,862	39,862
Net loss per common share, basic and diluted	$(0.42)	$(0.33)

	Three Months Ended January 1, 2023
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	(3,041)	(1,456)
Denominator:
Weighted-average common shares outstanding, basic and diluted	42,613	42,613
Net loss per common share, basic and diluted	$(0.07)	$(0.03)

	Three Months Ended
	April 2, 2023	January 1, 2023	April 3, 2022
	(in thousands)
Net loss to shareholders	$(4,273)	$(3,041)	$(16,606)
Interest expense (1)	2,471	2,895	1,029
Income tax (benefit) expense	—	852	(194)
Depreciation and amortization	7,352	7,451	6,458
EBITDA	5,550	8,157	(9,313)
SkyWater Florida start-up costs (2)	—	12	402
Equity-based compensation (3)	1,853	1,573	3,216
Net income attributable to non-controlling interests (4)	707	597	859
Adjusted EBITDA	$8,110	$10,339	$(4,836)
__________________
(1)Includes losses related to the extinguishment of our revolving credit agreement in 2022.
(2)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not representative of our expected ongoing costs and have been discontinued following the start-up of SkyWater Florida.
(3)Represents non-cash equity-based compensation expense.
(4)Represents net income attributable to our VIE, which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.
(5)Tool revenue and cost of tool revenue represent the revenue and external costs related to the services we provide to qualify customer funded tool technologies as our customers invest in our capabilities to expand our technology platforms.
1